UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2012

FLOWSERVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 11, 2012, Flowserve Corporation, a New York corporation (the “Company”), issued a press release announcing bookings for the fourth quarter and year ended December 31, 2011 and its cash balance at December 31, 2011. The Company also reaffirmed its expected 2011 earnings per share target range as being between $7.45 and $7.85 per share. A copy of the aforementioned press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Current Report on Form 8-K furnished under this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, and shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2012, the Company issued a press release announcing that it has unified its operational leadership structure and promoted Thomas L. Pajonas, the Company’s former Senior Vice President and President of the Flow Control Division, to the newly-created position of Senior Vice President and Chief Operating Officer. In his new role, Mr. Pajonas will be responsible for the Flow Control Division and the Flow Solutions Group (including the Engineered Product Division and the Industrial Product Division), which comprise all Company operations. He will continue to report to Mark Blinn, President and Chief Executive Officer of the Company.

Mr. Pajonas, 56, has served as Senior Vice President since December 2006 and served as President of the Flow Control Division from 2004 to January 2012. He served as Vice President from 2004 to December 2006. He was previously employed as Managing Director of Alstom Transport, a supplier of rail products, from 2003 to 2004 and Senior Vice President from 1999 to 2003 of the Worldwide Power Boiler Business of Alstom, Inc.

No modifications to Mr. Pajonas’ current compensation package have yet been made. Mr. Pajonas has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he has been selected as an officer of the Company. In addition, there have been no transactions directly or indirectly involving Mr. Pajonas that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

The Company also announced that Thomas E. Ferguson, formerly Senior Vice President and President of the Company’s Flow Solutions Group, will retire at the end of 2012. Going forward, Mr. Ferguson will remain with the Company in a special advisory role to Mr. Blinn until his retirement date. A copy of the aforementioned press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Additionally, Michael S. Taff, the Company’s incoming Senior Vice President and Chief Financial Officer, will formally begin his employment with the Company on Monday, January 16, 2012. The Company previously announced in a press release on November 21, 2011, and disclosed in a Current Report on Form 8-K filed on November 21, 2011, Mr. Taff’s selection as the Company’s incoming Senior Vice President and Chief Financial Officer and stated he would be formally appointed to the position upon the expiration of his consulting agreement with his prior employer.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: January 11, 2012	By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 11, 2012.